NEW COMMS.UK
                  (A FULLY INTEGRATED BUSINESS OF AT&T CORP.)
                              FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1999 AND 1998 AND FOR THE
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                  NEW COMMS.UK
                  (A FULLY INTEGRATED BUSINESS OF AT&T CORP.)

                         INDEX TO FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1999 AND 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

--------------------------------------------------------------------------------

                                                                         PAGE(S)

Report of Independent Accountants                                          1

Financial Statements:

  Balance Sheets as of December 31, 1999 and 1998                          2

  Statements of Operations, Comprehensive Loss and
   Changes in Accumulated Deficit for the
   Years Ended December 31, 1999 and 1998                                  3

  Statements of Cash Flows for the
   Years Ended December 31, 1999 and 1998                                  4

Notes to Financial Statements                                           5 - 15

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of AT&T (UK) LTD


In our opinion, the accompanying balance sheets and the related statements of operations, comprehensive loss and changes in accumulated deficit, and of cash flows present fairly, in all material respects, the financial position of New Comms.UK (a fully integrated business of AT&T Corp.) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of New Comms.UK management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to these financial statements, during the periods presented New Comms.UK (a fully integrated business of AT&T Corp.) had significant transactions and relationships with AT&T Corp. and its affiliates. Because of these relationships, it is possible that the terms of these transactions were not the same as those that would have resulted from transactions among wholly unrelated parties.




PricewaterhouseCoopers
London, United Kingdom
April 19, 2000

                                  NEW COMMS.UK
                  (A FULLY INTEGRATED BUSINESS OF AT&T CORP.)

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998
                        (POUNDS STERLING, IN THOUSANDS)
================================================================================

                                                                DECEMBER, 31
                                                              1999         1998
ASSETS
  Current
   Cash and cash equivalents                     (pounds)   14,360       68,235
   Accounts receivable, net of allowance of (pound)1,003
     and (pound)883 at December 31, 1999 and 1998,
     respectively                                           15,888       12,476
   Accounts receivable from AUCS                             8,099       17,554
   Accrued income                                            8,298       10,310
      Non-income taxes recoverable                               -        8,618
   Other current assets                                      2,966        2,209
                                                           -------      -------

    Total current assets                                    49,611      119,402

Non-current
  Property, plant and equipment, net of
    accumulated depreciation
    of  (pound)61,306 and(pound)44,226 at
    December 31, 1999 and 1998, respectively                90,911       93,471

  Other non-current assets (prepaid leases)                  9,391       10,542
                                                           -------      -------
   Total assets                                  (pounds)  149,913      223,415
                                                           =======      =======
LIABILITIES
  Current
   Accounts payable and accrued expenses                    40,635       45,558
   Amounts payable to AUCS                                     424          243
   Current portion of notes payable to AT&T Corp.
     and affiliates                                              -       69,900
                                                            ------      -------
    Total liabilities                            (pounds)   41,059      115,701
                                                            ------       ------
Commitments and contingencies (Note 7)                           -            -

DIVISION EQUITY
  Advances from AT&T Corp. and affiliates                  348,917      305,807
  Accumulated deficit                                     (240,063)    (198,093)
                                                          --------     --------
   Total division equity                                   108,854      107,714
                                                          --------      -------
    Total liabilities and division equity        (pounds)  149,913      223,415
                                                          ========      =======

   The accompanying notes are an integral part of these financial statements.


                                  NEW COMMS.UK
                  (A FULLY INTEGRATED BUSINESS OF AT&T CORP.)

                STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND
                         CHANGES IN ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                        (POUNDS STERLING, IN THOUSANDS)
================================================================================

                                                                  FOR THE
                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                              1999        1998
REVENUES
  Service revenues from third parties            (pounds)   82,966       58,929
  Service revenues from AT&T Corp. and affiliates
    and AUCS                                                28,001       19,439
                                                           -------       ------
   Total revenues                                          110,967       78,368

OPERATING EXPENSES
  Network expenses including depreciation and
    other communications charges from third parties         92,600       72,859
  Network expenses and other communications
    charges from AT&T Corp. and affiliates and AUCS          9,168       12,763
  Selling, general and administrative charges from
    third parties                                           41,079       37,711
  Selling, general and administrative charges from
   AT&T Corp. and affiliates                                 7,290        5,544
  Corporate overheads                                        1,850        2,010
                                                           -------     --------
    Total operating expenses                               151,987      130,887
                                                           -------     --------
      Operating loss                                       (41,020)     (52,519)
                                                           -------     --------
Interest expense, net                                         (950)      (3,004)
                                                           -------     --------
  Loss before income taxes                                 (41,970)     (55,523)

Provision for income taxes                                       -            -
                                                           -------     --------
  Net loss and comprehensive loss                (pounds)  (41,970)     (55,523)
                                                           =======     ========

Accumulated deficit, beginning of period                  (198,093)    (142,570)
Net loss for period                              (pounds)  (41,970)     (55,523)
                                                          --------     --------

Accumulated deficit, end of period               (pounds) (240,063)    (198,093)
                                                          ========     ========


  The accompanying notes are an integral part of these financial statements.


                                  NEW COMMS.UK
                  (A FULLY INTEGRATED BUSINESS OF AT&T CORP.)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                        (POUNDS STERLING, IN THOUSANDS)
================================================================================


                                                            FOR THE YEARS ENDED
                                                                DECEMBER 31,
                                                            1999           1998
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                       (pounds) (41,970)       (55,523)
  Adjustments to reconcile net loss to net cash
    used in operating activities
  Depreciation expense                                     19,720         21,653
  Amortization of prepaid lease                             1,151            958
  Provision for doubtful accounts receivable                  873            625
  Profit on disposal of property, plant and equipment         (10)          (103)
  Changes in operating assets and liabilities
   Accounts receivable                                     (4,285)        (7,842)
   Accounts receivable from AUCS                            9,455        (17,554)
   Accrued income                                           2,012            692
   Non-income taxes recoverable                             8,618         (8,592)
   Other current assets                                      (757)           803
   Accounts payable and accrued expenses                      (66)        18,610
   Amounts payable to AUCS                                    424            243
                                                         --------        -------

  Net cash used in operating activities                    (4,835)       (46,030)
                                                         --------        -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                    (22,861)       (25,957)
  Purchase of business                                          -         (3,453)
  Proceeds from disposal of property, plant and
  equipment                                                   611          1,862
                                                         --------        -------

   Net cash used in investing activities         (pounds) (22,250)       (27,548)
                                                         --------        -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable to AT&T Corp. and            50,000         69,900
    affiliates
  Repayments of notes payable to AT&T Corp. and          (119,900)             -
    affiliates
  Advances from AT&T Corp. and affiliates, net             43,110         51,449
                                                         --------        -------
   Net cash (used in)/provided by financing activities    (26,790)       121,349
                                                         --------        -------
    Net (decrease)/increase in cash and cash
     equivalents                                          (53,875)        47,771

Cash and cash equivalents, beginning of period             68,235         20,464
                                                         --------        -------

  Cash and cash equivalents, end of period       (pounds)  14,360         68,235
                                                         ========        =======

SUPPLEMENTAL DISCLOSURES
   Cash paid for interest                        (pounds)      63            791

NON-CASH FINANCING ACTIVITIES
   Relief of interest expense on notes payable to
    AT&T Corp.                                   (pounds)   1,944          3,281

NON-CASH INVESTING ACTIVITIES


         The accompanying notes are an integral part of these financial statements.

  The business made purchases on credit of property, plant and equipment of (pound)5,414,000 in the year ended December 31, 1998.

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================


1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


      During the period presented, New Comms.UK (the "Business") was a fully integrated business of AT&T Corp. ("AT&T"), held by its wholly owned subsidiary company, AT&T Communications (UK) LTD. The Business's principal activity is the supply of telecommunication and related services in the United Kingdom to corporate and other customers through its network which is located entirely in the United Kingdom.

      Between January 1, 1998 and July 1, 1999, AT&T transferred and divested certain assets and liabilities and results of operations from AT&T Communications (UK) LTD with the residual amounts representing the basis for the Business's financial statements. The financial statements represent the assets, liabilities, revenues and expenses of the current Business as if it had existed as a discrete fully integrated business of AT&T independent of the net assets and results of operations that were either divested or transferred by AT&T from the legal entity of AT&T Communications (UK) LTD.

      As a part of the divestment or transfer, the Business has entered into certain agreements with third parties or other AT&T affiliates to make available network capacity and to provide other services to these entities. In respect of these agreements, only actual revenues and expenses in the periods have been reflected in these financial statements.

      During the periods presented, the Business's day to day funding requirements were met by loans and other advances provided by AT&T. AT&T continued to provide funding to the Business to enable it to meet its funding requirements through February 29, 2000 at which point the Business was sold to a third party. See Note 12, "Subsequent events", to these financial statements relating to the funding of the business subsequent to the sale by AT&T.

      As an integrated business of AT&T, the Business did not prepare separate financial statements in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") in the normal course of operations. Accordingly, the accompanying financial statements have been derived by extracting the assets, liabilities and revenues and expenses of the Business from the accounting records of AT&T and other affiliates (mainly AT&T Communications (UK) LTD).

      Additionally, as an integrated business of AT&T, the Business relied on AT&T and other AT&T affiliates to provide administration, management and other services including, but not limited to, management information systems, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, management, payroll and legal and professional services. The Business was allocated or charged costs from AT&T and its affiliates for these services ("Corporate overheads").

      The accompanying financial statements reflect assets, liabilities, revenue and expenses directly attributable to the Business as well as allocations deemed reasonable by management to present the financial position, results of operations, and cash flows of the Business on a stand alone basis. Although management is unable to estimate the actual costs that would have been incurred if the services performed by AT&T and its affiliates had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      appropriate, and management considers the allocations to be reasonable. However, the financial position, results of operations, and cash flows of the Business may not be representative of those which would have been achieved had the Business operated autonomously or as an entity independent of AT&T.

      All amounts contained in these financial statements are denominated in Pounds Sterling ((pound)) unless otherwise indicated.


2.    SIGNIFICANT ACCOUNTING POLICIES

      MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Such estimates include accounting for doubtful accounts, the recoverability of long-lived assets, depreciation, taxes, commitments and contingencies. Actual results could differ from those estimates.

      REVENUE RECOGNITION - Revenue is recognized on an accruals basis from telephony services based upon minutes of customer traffic carried and contracted fees for access to the Business's network in the accounting period.

      CASH AND CASH EQUIVALENTS - All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

      PROPERTY,  PLANT  AND  EQUIPMENT  -  Investments  in  property,  plant and equipment are recorded at historical cost. Depreciation has been calculated on the straight-line method using estimated useful lives as follows:


        Telecommunication equipment and associated software:
          International access                                   15 years
          Digital telephone exchanges and related equipment      3 to 10 years
          Computer equipment and software                        1 to 5 years
        Other plant and machinery                                3 to 5 years

        Leasehold improvements are amortized over the shorter of the useful life or the period of the lease.

      Upon sale or other dispositions of property, plant and equipment, the cost and related accumulated depreciation are removed from the Business's accounts and any gain or loss is recorded in results of operations.

      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      PREPAID LEASES - prepaid leases are amortized over the terms of the leases on a straight-line basis.

      ACCOUNTS RECEIVABLE AND ACCRUED INCOME - Accounts receivable are directly related to billings for telephony services to third parties and related parties and recorded at their net realizable value. Accrued income relates to revenue that has been earned but unbilled at the balance sheet dates.

      ACCOUNTS PAYABLE AND ACCRUED EXPENSES - Accounts payable and accrued expenses have been recorded to reflect amounts owed to third parties and to AT&T and affiliates as of the balance sheet dates.

      ADVERTISING EXPENSE - The cost of advertising and promotions is expensed during the period in which the services are received. Advertising expense for the years ended December 31, 1999 and 1998 was approximately (pound)582,000 and (pound)78,000, respectively.

      CORPORATE OVERHEAD - Corporate overhead is an allocation of certain AT&T and affiliates' operating expenses as described in Note 1.

      INCOME TAXES - The Business is not a separate taxable entity for income tax purposes and the results of the Business's operations are included in the U.K. Corporation tax returns of AT&T Communications (UK) LTD. In these financial statements, the Business has provided for income taxes as if it were a separate taxpayer in the United Kingdom.

      Deferred income taxes have been accounted for under the liability method, whereby deferred tax assets and liabilities are established for the differences between the financial reporting and income tax basis of assets and liabilities, as well as net operating losses and tax credit carry-forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      RECLASSIFICATION
      Certain December 31, 1998 amounts have been reclassified to conform to the December 31, 1999 presentation.

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================
3.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of the following:

                                                          DECEMBER 31,
                                                       1999         1998
                                                           (in 000s)

      Long term leasehold improvements    (pounds)   17,923         17,089
      Telecoms equipment                             98,016         72,667
      Other                                          22,492         24,706

      Less: Accumulated depreciation                (61,306)       (44,226)

      Construction in progress                       13,786         23,235
                                                    -------        -------
                                          (pounds)   90,911         93,471
                                                    =======        =======

      Depreciation expense amounted to approximately (pound)19,720,000 and (pound)21,653,000 for the years ended December 31, 1999 and 1998, respectively.

      Construction in progress balances at December 31,1999 and 1998 represent capital expenditure associated with the network that are not ready for service as of the balance sheet dates. No depreciation is charged against such assets until they are placed into service.


4.    EMPLOYEE BENEFIT PLANS

      A majority of the employees participate in a defined contribution scheme operated by an AT&T affiliate and certain eligible employees participate in two defined benefit pension plans of another AT&T affiliate. Costs of these plans have been allocated to the Business as described in Note 1, "Description of business and basis of presentation". AT&T does not maintain plan data, including funding, on a business unit basis and accordingly, such information is not available for the Business on a stand alone basis and therefore is not presented. The total pension cost allocated to the Business for the years ended December 31, 1999 and 1998 was approximately (pound)774,000 and (pound)800,000, respectively.


5.    STOCK-BASED COMPENSATION PLANS

      Certain employees of the Business participate in AT&T's 1987 and 1997 long-term incentive programs. Under these plans, employees of the Business were granted stock option awards and performance share units. The exercise price of any stock option is equal to the stock price when the option is granted and as such no compensation expense has been recorded in accordance with Accounting Principles Board Opinion ("APB") No. 25. Generally, the options vest over three years and are exercisable up to ten years from the date of grant.

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      Under the Executive Share Option Plan performance share units are awarded to key employees in the form of either common stock or cash at the end of a three year period based on AT&T's performance compared with a target.

      As of January 1, 1998, employees assigned to the Business held 104,745 options at a weighted average exercise price of $25.52 (approximately (pound)15.51). During 1998, employees assigned to the Business received grants of 113,250 options at a weighted average exercise price of $41.02 (approximately (pound)24.74). During 1998, 1,398 were exercised and no options lapsed.

      As of December 31, 1998 employees assigned to the Business held 216,597 options under the Executive Share Option Plan at a weighted average exercise price of $33.62 (approximately (pound)20.21). As of December 31, 1998, 46,446 of these outstanding options were exercisable at a weighted average price of $25.46 (approximately (pound)15.30).

      During 1999, employees under the Executive Share Option Plan assigned to the Business received new grants of 42,750 options with an exercise price of $59.88 (approximately (pound)36.86), and exercised 1,398 options. As of December 31, 1999 employees assigned to the Business held 258,699 options at a weighted average exercise price of $37.85 (approximately (pound)23.29). As of December 31, 1999, 113,749 of these outstanding options were exercisable at a weighted average price of $30.57 (approximately (pound)18.81).

      In addition to the Executive Share Option Plan, on August 1, 1997 all of the employees assigned to the Business were granted a stock option award to purchase 100 shares of AT&T's common stock. The options vest after three years and are exercisable up to ten years from the grant date. Total options granted to the employees of the Business were 40,200 with an exercise price of $24.50 (approximately (pound)14.72 at December 31, 1998 and (pound)15.08 at December 31, 1999).

      The Business has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based
      Compensation" ("SFAS No. 123"). The pro forma impact of recognizing compensation expense in accordance with SFAS No. 123 would have been an increase to net loss of (pound)705,000 for the year ended December 31, 1999 and an increase to net loss of (pound)481,000 for the year ended December 31, 1998.

      The weighted average fair value at grant date for options granted during the year ended December 31, 1998 was $15.24 (approximately (pound)9.47), and for the year ended December 31, 1999 was $15.00 (approximately (pound)9.23) and was estimated using the Black-Scholes option pricing model. The assumptions used to calculate the fair value of the stock options were as follows:

      Risk free interest rate                                             5.33%
      Expected dividend yield                                             2.10%
      Expected volatility                                                23.80%
      Expected lives                                                  4.5 years

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================
6.    INCOME TAXES

      As of December 31, 1999 and 1998, the components of deferred tax assets are as follows:

                                                             1999           1998
                                                                  (in 000s)
      Deferred tax assets
        Allowance for doubtful accounts           (pounds)    301            264
                                                          -------         ------

         Deferred tax assets - current                        301            264

      Valuation allowance                                    (301)          (264)
                                                          -------         ------
        Net deferred tax asset - current          (pounds)      -              -
                                                          =======         ======


                                                             1999           1998
                                                                  (in 000s)
      Deferred tax asset/(liability) non-current
        Property, plant and equipment            (pounds)  (7,211)        (6,443)
        Net operating losses                               32,120         31,200
                                                          -------        -------
         Deferred tax asset - non current                  24,909         24,757

      Valuation allowance                                 (24,909)       (24,757)
                                                          -------        -------
        Net deferred tax asset - non-current                    -              -
                                                          -------         ------
         Net deferred tax asset                   (pounds)      -              -
                                                          =======         ======

      The following table shows effective tax rate reconciliations for the years ended December 31, 1999 and 1998.

                                                             1999          1998
      Effective tax rate reconciliation
        Statutory tax rate                                  (30)%         (30)%
        Permanent differences                                  1%           - %
        Effect of valuation allowance                         29%           30%
                                                          -------         -----
         Provision for income taxes                          -  %           - %
                                                          =======         =====

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      AT&T Communications (UK) LTD had available tax losses of approximately (pound)107 million and (pound)104 million at December 31, 1999 and December 31, 1998 respectively. These tax losses can be carried forward indefinitely under UK tax law unless a significant change in the nature of the operations occurs. A valuation allowance has been made to reflect the estimated amount of deferred taxes which, in the opinion of management, more likely than not, would not be realized in the foreseeable future.

      The amount of these losses has not been agreed by the Inland Revenue and may be subject to adjustment. It is also affected by payments of capital contributions by AT&T and its affiliates. See Note 12, "Subsequent events"

      Subsequent to the sale of the Business referred to in Note 12, "Subsequent events", the available tax losses on that date remained with the Business.

7.    COMMITMENTS AND CONTINGENCIES

      The Business receives an allocation from an AT&T affiliate relating to operating leases for the land and buildings used by the Business. For the years ended December 31, 1999 and 1998, the rental expense allocated to the Business amounted to approximately (pound)7,290,000 and (pound)5,544,000, respectively.

      The Business has entered into specific operating leases for land, buildings and leased circuits, including those mentioned above. The expected fixed minimum payments under these non-cancelable leases for future periods is as follows:

                                                                       (in 000s)
      Period ended December 31,
      2000                                                  (pound)     13,361
      2001                                                              11,598
      2002                                                              11,154
      2003                                                               8,264
      2004                                                               2,710
      Thereafter                                                        21,268
                                                                        ------

      Total                                                 (pound)     68,355
                                                                        ======

      At December 31, 1999 commitments to purchase capital equipment amounted to approximately (pound)1 million.

      The Business is involved in various legal and administrative matters arising in the normal course of business. Management believes that that all such matters will not have a material impact on the financial position, the results of operations or cash flows.


8.    RELATED PARTY TRANSACTIONS

      As a member of the AT&T group, the business relied on AT&T and other group
      companies  to  provide  interconnection,   accommodation,  administration,

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      management and other services including, but not limited to, management information systems, accounting and financial reporting, treasury, cash management, human resources, management, payroll and legal and professional services. The business was allocated costs from other group companies for these services which are presented in the Statements of Operations, Comprehensive Loss and Changes in Accumulated Deficit. Although these allocations were intended to reflect the costs that would apply on an arms-length basis, it is possible that the terms of the relevant transactions would have been different if the transacting parties had not been connected with the Business.

      ACQUISITION OF AT&T BCSE
      On January 1, 1998, the Business purchased certain net assets and operations of AT&T BCSE from AT&T ISTEL, another indirect subsidiary of AT&T Corp., for approximately (pound)3.5 million cash consideration. The Business recorded the purchase at cost.

      AUCS
      During the periods presented, AUCS (formerly AT&T Unisource Communications
      BV), was a joint venture between AT&T and certain European telecommunications operators. On April 1, 1999 AT&T Corp.'s interest was terminated. From this date, the Business continued to trade with AUCS on an arms-length basis.

      REVENUES
      The  Business  has  entered  into   transactions   with  subsidiaries  and
      affiliates of AT&T. All transactions were entered into in the ordinary course of business.

      The Business offers its network for the use of AUCS, terminates traffic in the UK for AT&T, and offers its data network for the use of AT&T ISTEL customers.

      Revenues generated from these parties and the related receivables at the period ends and for the periods presented were as follows:

                                                                  REVENUE
                                                             1999           1998
                                                                 (in 000s)

      AUCS                                        (pound)  17,830 (pound) 15,600
      AT&T Corp.                                            8,521          3,183
      AT&T ISTEL                                            1,650            656
                                                           ------         ------
      Total                                       (pound)  28,001 (pound) 19,439
                                                           ======         ======

      RECEIVABLES

                                                                RECEIVABLES
                                                             1999          1998
                                                                 (in 000s)

      AUCS                                          (pound) 8,099 (pound) 17,554
                                                           ======         ======

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      OPERATING EXPENSES

      The Business uses the network of AT&T and its affiliates for the termination of traffic in the United States, and the rest of the world, and that of AUCS for the termination of traffic, primarily in Europe.

      The Business leases premises from an AT&T affiliate (see Note 7).

      Operating expenses incurred for such services during the periods presented were as follows:

                                                                 EXPENSE
                                                           1999           1998
                                                                (in 000s)

      AT&T Corp.                                 (pound)   8,977  (pound) 12,520
      AUCS                                                   191             243
      AT&T Corp. Real Estate                               7,290           5,544
                                                         -------          ------
     Total                                       (pound)  16,458  (pound) 18,307
                                                         =======          ======
      PAYABLES

                                                                  PAYABLES
                                                            1999           1998
                                                                 (in 000s)

      AUCS                                        (pound)    424  (pound)    243
                                                         =======          ======

9. NOTES PAYABLE TO AT&T CORP. AND AFFILIATES

      The Business received loans from AT&T and affiliates during the years ended December 31, 1999 and 1998. All loans carry interest at fixed interest rates as determined on the date of issuance based on LIBOR plus 1/8th percent. Interest charges of (pound)1,944,000 and (pound)3,281,000 on the loans for the years ended December 31, 1999 and 1998 respectively were waived by AT&T and affiliates. The waived interest charges have been included in the interest expense caption on the Statement of Operations, Comprehensive Income and Changes in Accumulated Deficit, with the waived interest representing a capital contribution in the Advances from AT&T Corp. and affiliates caption on the balance sheet. The weighted average interest rate for notes outstanding for the year ended December 31, 1999 was 6.99% and for the year ended December 31, 1998 was 7.80%.

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      A summary of the loan activity with AT&T and affiliates is as follows:

                                                           1999         1998
                                                               (in 000s)

      Balance at beginning of period            (pound)   69,900  (pound)      -
      Loans proceeds received from AT&T and               50,000          69,900
      affiliates
      Loans repaid to AT&T and affiliates               (119,900)              -
                                                         -------          ------
      Balance at end of period                  (pound)        -  (pound) 69,900
                                                         =======          ======

The loans received from AT&T and affiliates were comprised of the following:

                                                             1999           1998
                                                                  (in 000s)

      Promissory note due December 31, 1999     (pound)         - (pound) 19,900
      Promissory note due April 30, 1999                        -         25,000
      Promissory note due August 3, 1999                        -         25,000
      Promissory note due December 31, 1999                30,000              -
      Promissory note due October 7, 1999                  20,000              -

      The promissory notes due October 7, 1999 and December 31, 1999 were repaid in full by October and November, 1999 respectively. No gain or loss was recognized by the Business on the early extinguishment of debt.


10.   ADVANCES FROM AT&T CORP. AND AFFILIATES

      In addition to the notes payable, AT&T and its affiliates in the normal course of operations have provided various types of equity financing to the Business. The following is a summary of AT&T's advances to the
      Business:

                                                            1999           1998
                                                                 (in 000s)

      Balance at beginning of period             (pound) 305,807 (pound)254,358
      Additions                                           39,944         65,291
      Funding received from/(paid to) other AT&T
        affiliates                                         3,166        (13,842)
                                                         -------        -------
      Balance at end of period                   (pound) 348,917 (pound)305,807
                                                         =======        =======

                                  NEW COMMS.UK
                  (a fully integrated business of AT&T CORP.)

                          Notes to Financial Statements
================================================================================

      Additions represent contributions made by AT&T Corp. and affiliates to the Business. Of these amounts, (pound)1,944,000 and (pound)3,281,000 in the year ended December 31, 1999 and 1998 respectively, represent permanently waived interest expense charged to the Business on the notes payable to AT&T Corp. and affiliates.

      Funding received from/(paid to) other AT&T affiliates represents the net effect of the routine daily operations that the Business conducts with AT&T Corp. and affiliates.


11.   SIGNIFICANT CUSTOMERS

      During the years ended December 31, 1999 and 1998 sales with AT&T Corp. and its affiliates accounted for approximately 25.2% and 24.8% of total revenues, respectively. The loss of this customer would have a material adverse affect on the Business's financial position, results of operations and cash flows.

12.   SUBSEQUENT EVENTS

      On February 24, 2000, AT&T and its affiliates made a capital contribution of (pound)7.5 million to the Business to fund operations. The capital contribution represents a permanent contribution by AT&T and its affiliates in the business. The receipt reduces the available tax losses described in Note 6.

      On February 29, 2000, AT&T entered into an agreement to sell its 100% interest in the Business to a subsidiary of Viatel Inc ("Viatel") for $125 million together with a payment for working capital. Management believes Viatel will continue to fund the day to day operations of the Business to enable it to meet its funding requirements. Under the sale and purchase agreement the Business cannot compete with AT&T in the provision of specific services to specific customers using the AUCS network. Management does not believe that this will have a material adverse effect on the Business. It is expected that the relationship and transactions with AT&T Corp. and affiliates as described in Note 8 to these financial statements will continue in the ordinary course of business for the foreseeable future.

      Following the sale, the Business operates under the name of Viatel Global Communications Limited.